UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 8, 2021

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100

Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Series A Preferred Stock Purchase Agreement

On November 8, 2021, TPI Composites, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Oaktree Power Opportunities Fund V (Delaware) Holdings L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P. (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Purchasers an aggregate of 350,000 shares of a newly designated Series A Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $350,000,000, with the Series A Preferred Stock having the powers, designations, preferences, and other rights set forth in the Certificate of Designations (as defined below). The issuance and sale of the Series A Preferred Stock will occur on or after the date upon which customary closing conditions set forth in the Purchase Agreement have been satisfied (the “Closing Date”), which we expect will occur prior to December 8, 2021. We also may elect, at our option, to require the Purchasers to purchase an additional $50 million of Series A Preferred Stock upon the same terms and conditions as the initial issuance of the Series A Preferred Stock during the two-year period following the Closing Date. The Company intends to use the net proceeds from the issuance and sale of the Series A Preferred Stock on the Closing Date to repay all outstanding indebtedness under and terminate the Company’s Credit Agreement (as defined below), which is a condition to closing, and the remainder for general corporate purposes.

Warrant

On the Closing Date, the Company will also issue the Purchasers a warrant to purchase an aggregate of 4,666,667 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $0.01 per share (the “Warrant”). The Warrant will have a five-year term and may be exercised at any time during that period. The number of shares issuable upon exercise of the Warrant is subject to customary adjustments upon the occurrence of certain events such as stock splits, reclassifications, combinations, dividends, distributions, mergers and other similar events.

Certificate of Designations

The Series A Preferred Stock will have the powers, designations, preferences, and other rights set forth in a Certificate of Designations of the Series A Preferred Stock that will be filed by the Company with the Secretary of State of the State of Delaware on or before the Closing Date (the “Certificate of Designations”).

Voting and Consent Rights

The Series A Preferred Stock will not have any voting rights or rights to convert such preferred shares into shares of Common Stock. The Company must obtain the prior written consent of holders of a majority of the outstanding shares of Series A Preferred Stock for, among other things: (i) amending the Company’s organizational documents to the extent such amendment has an adverse effect on the holders of Series A Preferred Stock, (ii) effecting any change of control, liquidation event or merger or consolidation of the Company unless the entirety of the applicable Series A Redemption Price (as specified below) is paid with respect to all then issued and outstanding Series A Preferred Stock, (iii) increasing or decreasing the number of authorized shares of Series A Preferred Stock, (iv) making certain material acquisitions or dispositions or entering into joint ventures or similar transactions, (v) incurring indebtedness except for indebtedness incurred under its existing loan facilities and agreements so long as the total amount of such indebtedness does not exceed $100 million as of the Closing Date through December 31, 2021 and $80 million thereafter, (vi) committing to any capital expenditures or agreements to construct or acquire new manufacturing facilities, and (vii) certain other specified actions.

Dividends

The dividend rate with respect to the Series A Preferred Stock is 11.0% per annum and will compound on a quarterly basis. The dividend rate will increase by 2.0% per annum: (i) on the fifth anniversary date of the Closing Date and on each anniversary thereafter, (ii) to the extent that the Company fails to pay any dividend that is required to be paid in cash, (iii) if the Company is in material breach of its covenants under the Purchase Agreement, the Certificate of Designations or the Investor Rights Agreement (as defined below), or if the Company experiences a bankruptcy or insolvency event, or if certain other Events of Noncompliance (as defined in the Certificate of Designations) occur, (iv) in the event the Company fails to maintain a specified fixed charge dividend coverage ratio, and (v) in respect of any Series A Preferred Stock issued as curative equity in accordance with the Investor Rights Agreement (each, an “Incremental Dividend”); provided that in no event shall the dividend rate exceed 20.0%. On or prior to the second anniversary of the Closing Date, the Company may pay dividends on the Series A Preferred Stock either in cash or “in kind”, through accrual to the liquidation preference of the Series A Preferred Stock or a combination thereof. Following the second anniversary of the Closing Date, dividends shall be payable only in cash. Payments of any Incremental Dividends must be made in cash.

Ranking and Liquidation Preference

The Series A Preferred Stock ranks senior to the Common Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation”). Upon a Liquidation, each share of Series A Preferred Stock would be entitled to the applicable Series A Redemption Price. The initial liquidation preference of the Series A Preferred Stock will be equal to $1,000 per share (the “Initial Series A Liquidation Preference”). The applicable Series A Redemption Price will be determined based on the Initial Series A Liquidation Preference, plus any dividends added to the Initial Series A Liquidation Preference as an in-kind payment pursuant to the terms of the Certificate of Designations (the “Series A Liquidation Preference”).

Redemption Rights and Series A Redemption Price

The Company will have the right to redeem all or any portion of the Series A Preferred Stock at any time by paying the applicable Series A Redemption Price; provided, however, that no optional redemption will be permitted that would result in less than 10% of the shares of Series A Preferred Stock that are issued on the Closing Date remaining outstanding following such redemption unless all remaining shares of Series A Preferred Stock are redeemed.

Each holder of Series A Preferred Stock will have the option to require the Company to redeem any portion of the Series A Preferred Stock at any time after the fifth anniversary of the Closing Date or an Event of Noncompliance occurs. The Company will be required to redeem all of the outstanding shares of Series A Preferred Stock automatically upon the occurrence of a change of control, Liquidation or insolvency event.

The following table sets forth the Redemption Prices at which the Series A Preferred Stock may be redeemed under the Certificate of Designations:

Timing of Redemption	Series A Redemption Price

Before the third anniversary of the Closing Date	Make-Whole Amount (as defined below)

From the First Optional Call Date (as defined below) until (but not including) the first anniversary of the First Optional Call Date	102% of the Series A Liquidation Preference

From and after the first anniversary of the First Optional Call Date	101% of the Series A Liquidation Preference

The “Make-Whole Amount” with respect to any redemption of any share of the Series A Preferred Stock prior to the third anniversary of the Closing Date (the “First Optional Call Date”) is defined in the Certificate of Designations as an amount equal to the present value (calculated as provided below) as of the redemption date of the sum of (A) the remaining dividends that would accrue on such shares being redeemed from the day immediately following the redemption date to the First Optional Call Date plus (B) 102% of the Series A Liquidation Preference of such shares being redeemed on the redemption date assuming that, for purposes of calculating clauses (A) and (B), such shares of Series A Preferred Stock being redeemed were to remain outstanding through the First Optional Call Date, and with the present value of such sum being computed using an annual discount rate (applied quarterly) equal to the rate on U.S. Treasury notes with maturity closest to the applicable redemption date plus 50 basis points.

Minimum Cash Balance

The Company is also required to maintain a minimum cash balance of $50,000,000 at all times, which will be measured on a monthly basis, so long as the Series A Preferred Stock remains outstanding.

Investor Rights Agreement

As a condition to the closing of the transactions contemplated by the Purchase Agreement, the Company and the Purchasers will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) pursuant to which, among other things, the Company will grant the Purchasers certain customary registration rights with respect to the shares of Common Stock underlying the Warrant and certain other securities that may be issued to the Purchasers in respect of the Warrant.

Pursuant to the Investor Rights Agreement, the Purchasers will also be entitled to designate one representative (the “Series A Director”) to be appointed to the Company’s board of directors (the “Board”) and the right, in lieu of (and not in addition to) the appointment of the Series A Director, to appoint one non-voting observer to the Board, in each case so long as 33% of the Series A Preferred Stock issued on the Closing Date remain outstanding. The Investor Rights Agreement further contains a number of other customary covenants and agreements, including certain standstill provisions, preemptive rights, rights of first refusal with respect to future debt financing transactions, and information rights.

The Investor Rights Agreements provides that the Purchasers will be restricted from transferring the Series A Preferred Stock to parties unaffiliated with the Purchasers without the prior written consent of the Company, which consent may not be unreasonably withheld by the Company.

Credit Agreement Limited Waiver

On November 8, 2021 (the “Waiver Effective Date”), the Company executed a limited waiver (the “Limited Waiver”) in connection with its Credit Agreement, dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto, with respect to the Company’s failure to comply with the Total Net Leverage Ratio (as defined in the Credit Agreement) financial covenant as of September 30, 2021. Pursuant to the terms of the Limited Waiver, the lenders have agreed to temporarily waive the Company’s non-compliance with this financial covenant from the Waiver Effective Date through December 8, 2021 (the “Waiver Period”). The Company also must maintain Available Domestic Liquidity (as defined in the Limited Waiver) of at least $20,000,000 and Available Global Liquidity (as defined in the Limited Waiver) of at least $50,000,000 as of the close of business on each Friday commencing as of November 5, 2021 through the maturity date of the Credit Agreement. From and after the Waiver Effective Date, the Company may not allow any of its subsidiaries that are not loan parties to the Credit Agreement to incur any additional indebtedness, and the Company and its subsidiaries that are loan parties to the Credit Agreement may not make any investment in or transfer assets to any of its subsidiaries that are not loan parties to the Credit Agreement, other than investments by the Company and its subsidiaries that are loan parties to the Credit Agreement to its subsidiaries that are not loan parties in an aggregate amount greater than $5,000,000.

The foregoing description of the terms of the Series A Preferred Stock, the Certificate of Designations, the Warrant, the Purchase Agreement, the Investor Rights Agreement, the Limited Waiver and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, the Warrant, the Purchase Agreement, the Investor Rights Agreement, and the Limited Waiver and the exhibits thereto, which are attached hereto as Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference as if fully set forth herein.

Item 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the offer and sale of the Series A Preferred Stock and the issuance of the Warrant and the underlying Common Stock is incorporated herein by reference.

The securities that will be issued pursuant to the Purchase Agreement were and will be offered, issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. The Company will rely on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01 REGULATION FD DISCLOSURES.

On November 8, 2021, the Company issued a press release announcing, among other things, the execution of the Purchase Agreement and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3,1 – Form of Certificate of Designations of the Company

4.1 – Form of Warrant by the Company in favor of Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P.

10.1 – Series A Preferred Stock Purchase Agreement, dated November 8, 2021, by and among the Company, Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P.

10.2 – Form of Investor Rights Agreement, among the Company, Oaktree Power Opportunities Fund V (Delaware) Holdings, L.P., Opps TPIC Holdings, LLC and Oaktree Phoenix Investment Fund, L.P.

10.3 – Limited Waiver to Credit Agreement, dated as of November 8, 2021, among the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1 – Press Release, dated November 8, 2021

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: November 10, 2021	By:	/s/ Bryan R. Schumaker
Bryan R. Schumaker
Chief Financial Officer